UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): March 11, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We held a special meeting of our stockholders (the “Special Meeting”) on March 11, 2011. On January 21, 2011, the record date for the Special Meeting (the “Record Date”), there were 23,668,211 shares of common stock outstanding, with each share being entitled to one vote per share and no shares of our Series Cal Cap or Series KIP stock outstanding. The purpose of the Special Meeting was to vote on the adoption of the Second Amended and Restated Certificate of Incorporation in order to eliminate the Series KIP Preferred Stock and rename the Series Cal Cap Preferred Stock as the “Series A Preferred Stock” and amend certain of its terms, all as more fully described in our Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on Schedule 14A on February 4, 2011. Pursuant to the terms of that certain conversion agreement (the “Conversion Agreement”) that we entered into with The California Capital Limited Partnership, LP (“CalCap”) on December 3, 2010, the adoption of the Second Amended and Restated Certificate of Incorporation was a pre-condition to the conversion of that certain secured note in the principal amount of $15,000,000 that we issued to CalCap on February 5, 2010 and was due an payable on February 5, 2010 (the “Note”)into shares of Series A Preferred Stock at a conversion price of $1.00 per share.

A total of 14,550,684 shares of common stock was represented in person or by proxy at the Special Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to the proposal is set forth below.

Proposal 1: Elimination of Series KIP Preferred Stock and Rename Series CalCap Preferred Stock as Series A Preferred Stock and amend certain of its terms

The stockholders approved the adoption of Proposal One as described in the below table.

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
14,439,310	3,699	107,675	0

Item 3.02.  Unregistered Sales of Equity Securities.

Upon the adoption of the Proposal, on March 11, 2011, we issued CalCap 16,315,068 shares of Series A Preferred Stock upon the conversion of the Note at a conversion price of $1.00 per share. In addition, upon the conversion of the Note and in accordance with the Conversion Agreement, we issued CalCap a five year warrant to purchase 4,300,000 shares of Series A Preferred Stock at an exercise price of $0.25 per share, a five year warrant to purchase 4,000,000 shares of Series A Preferred Stock at an exercise price of $0.40 per share and a five year warrant to purchase 2,000,000 shares of Series A Preferred Stock at an exercise price of $0.60 per share (collectively, the “Warrants”).

The Series A Preferred Stock and Warrants were issued to CalCap, an accredited investor, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Item 9.01  Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description
99	Press Release dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: March 17, 2011	By: /s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer